UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2013

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 7, 2013, Cytokinetics, Incorporated (the "Company") announced that Mr. Steve Dow has provided notification that he will not stand for re-election to the Company’s Board of Directors at its Annual Meeting of Stockholders to occur on May 22, 2013. Mr. Dow has indicated he will continue his service to the Cytokinetics' Board until the expiration of his current term. Mr. Dow's resignation is not the result of any disagreement with the Company.

(d) On February 7, 2013, the Board of Directors of the Company appointed Ms. Lynne Parshall, Esq. as a new Class III director of the Company and as a member of the Company's Audit Committee. In connection with this appointment, Ms. Parshall was granted an option to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock, as listed on NASDAQ, on February 7, 2013. The option, granted under the Company’s 2004 Equity Incentive Plan, will vest monthly over 36 months, until all of such shares are fully vested, subject to Ms. Parshall's continued service relationship with the Company on such dates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

February 8, 2013	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 8, 2013